EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-139178) pertaining to the Nonqualified Deferred Compensation Plan of Live Nation, Inc.,

(2)	Registration Statement (Form S-8 No. 333-132949) pertaining to the 2005 Stock Incentive Plan of Live Nation, Inc.,

(3)	Registration Statement (Form S-3 No. 333-148930) of Live Nation, Inc. and

(4)	Registration Statement (Form S-8 No. 333-149901) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.;

(5)	Registration Statement (Form S-8 No. 333-157664) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.;

of our reports dated March 27, 2008 and March 7, 2007, with respect to the financial statements of Broadway in Chicago, L.L.C. included in Amendment No. 2 to the annual report of Live Nation, Inc. (Form 10-K/A) for the year ended December 31, 2007.

/s/ Zwick & Steinberger, P.L.L.C.

Southfield, Michigan

April 21, 2009